UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________

FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2010

THE GABELLI GLOBAL GOLD, NATURAL RESOURCES & INCOME TRUST
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	811-21698 (Commission File Number)	81-0660852 (IRS Employer Identification No.)

One Corporate Center, Rye, New York	10580-1422
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 422-3554

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (I7 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (l7 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (I7 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2010, the Board of Trustees of The Gabelli Global Gold, Natural Resources & Income Trust (the "Fund") appointed Bruce N. Alpert, CPA, age 58, as the Acting Treasurer of the Fund, effective as of the close of business on March 26, 2010.  Agnes Mullady, who is the Treasurer of the Fund, is taking a leave of absence for a limited period of time for personal reasons, effective as of the close of business on March 26, 2010.

Mr. Alpert has been the Executive Vice President (since 1999) and Chief Operating Officer (since 1988) of Gabelli Funds, LLC, a registered investment adviser, and an officer of all of the registered investment companies in the Gabelli/GAMCO Funds complex since 1988.  He was a Director and President of Teton Advisors Inc., a registered investment adviser, from 1998 through June 2008 and has been Chairman of Teton Advisors, Inc. since July 2008.  He has also been Senior Vice President of GAMCO Investors, Inc., a holding company that is the parent company of Gabelli Funds, LLC since 2008.  GAMCO Investors, Inc., Gabelli Funds, LLC and Teton Advisors, Inc. are affiliates of the Fund.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 31, 2010

THE GABELLI GLOBAL GOLD, NATURAL RESOURCES & INCOME TRUST

By:	/s/ PETER GOLDSTEIN
Peter Goldstein
Acting Secretary